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                                                                    EXHIBIT 10.2

              BELK INC. 2004 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                            ARTICLE I - INTRODUCTION

         1.1. Predecessors and Affiliates of the Company previously established the Belk Stores Supplemental Executive Retirement Plan (the "Old SERP"), effective March 5, 1986, in order to provide eligible employees with certain benefits. Whereas now, the Company wishes to establish and maintain a restructured supplemental executive retirement plan through the adoption of the Belk, Inc. 2004 Supplemental Executive Retirement Plan (the "2004 SERP"). The 2004 SERP, the provisions of which are contained herein below, shall have an effective date of April 1, 2004.

         1.2. The Company intends for the 2004 SERP to be an unfunded deferred supplemental executive retirement plan for a select group of management or highly compensated associates within the meaning of United States Department of Labor regulations Section 2520.104-23 and to be construed in a manner consistent with such intent.

                            ARTICLE II - DEFINITIONS

         Whenever the following words and phrases are used in this document, they shall have the meanings stated below unless a different meaning is plainly required by the context:

         2.1. "ACCOUNT" means the retirement account maintained for bookkeeping purposes by the Committee reflecting the accrued benefit of a Participant under the 2004 SERP.

         2.2. "AFFILIATE" means (a) any corporation that is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, of which the Company is a member; (b) any other trade or business (whether or not incorporated) that is under common control, as defined in Section 414(c) of the Code, with the Company; and (c) any business that is a member of an affiliated service group, as defined in Section 414(m) of the Code, of which the Company is a member.

         2.3. "ANNUAL CREDIT" means the amounts, if any, credited to one or more Participant's Account pursuant to Section 5.3.

         2.4. "BENEFICIARY" means the person or persons designated by a Participant as his or her beneficiary or beneficiaries under the 2004 SERP, as provided for in Article VII.

         2.5. "CODE" means the Internal Revenue Code of 1986, as now existing or hereinafter amended, and regulations issued thereunder.

         2.6. "COMMITTEE" means the Executive Committee of the Company or such other committee as the Board of Directors of the Company shall designate from time to time to administer the 2004 SERP.

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         2.7. "COMPANY" means Belk, Inc., a Delaware corporation, and any successor to Belk, Inc.

         2.8. "COMPENSATION" means basic cash compensation in the form of annual salary, and/or performance bonuses earned by a Participant in the applicable calendar year.

         2.9. "DISABILITY" OR "DISABLED" shall have the same meaning as provided for in the Company's Long Term Disability Plan in effect at the time a Participant is seeking a Disability distribution under this 2004 SERP. In the absence of a Company sponsored long term disability plan, "Disability" shall mean any medically determinable physical or mental disorder that renders a Participant incapable of continuing in the employment of an Employer in his or her regular duties of employment, as determined by the Committee in its sole and absolute discretion.

         2.10. "DISCRETIONARY CREDIT" A discretionary amount, if any, determined by the Committee that is credited to one or more Participant's Account in accordance with the terms of Section 5.4 hereof.

         2.11. "DISTRIBUTION FORM" The separate written agreement, submitted to the Committee, by which a Participant elects a distribution method for his or her Account.

         2.12. "EFFECTIVE DATE" means April 1, 2004, the effective date of the 2004 SERP as set forth herein.

         2.13. "EMPLOYER" means the Company and each Affiliate that the Committee designates as a participating employer and that elects to participate in the 2004 SERP by action of its board of directors or other governing body. An initial list of Employers is provided as Exhibit A, attached hereto.

         2.14. "INITIAL CREDIT" means the amount, if any, credited to a Participant's Account pursuant to Section 5.2.

         2.15. "PARTICIPANT" means an associate of an Employer who has been designated by the Committee to participate in the 2004 SERP.

         2.16. "PLAN" means the Belk, Inc. 2004 Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time. Such Plan may also be referenced herein as "2004 SERP."

         2.17. "PLAN YEAR" For the initial Plan Year, April 1, 2004 through March 31, 2005. For each year thereafter, Plan Year shall means April 1 through March 31.

         2.18. "RETIREMENT" means the termination of a Participant's employment with the Company and its Affiliates for any reason other than death or Disability at or subsequent to the Participant's attainment of a combined age attained and Years of Service equal to, or greater than, sixty-five (65).


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         2.19. "TERMINATION OF EMPLOYMENT" means the termination of a
Participant's employment with the Company and its Affiliates for any reason, other than death, Disability or Retirement.

         2.20. "TRUST" means any grantor trust established by and between the Company and the Trustee under which the assets of the 2004 SERP are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

         2.21. "TRUSTEE" means the person or persons chosen by the Company to serve as trustee pursuant to the terms of the 2004 Trust.

         2.22. "YEAR(S) OF SERVICE" has the same meaning as such term under the Belk Pension Plan.


                           ARTICLE III - PARTICIPATION

         3.1. PARTICIPATION. An associate of an Employer who is eligible to participate in the Old SERP will become a Participant upon the Committee's selection. Additionally, the Committee may, from time to time, designate certain other management and highly compensated associates of the Employer, including associates who are not participants in the Old SERP, as eligible to participate in the 2004 SERP.

         3.2. DURATION OF PARTICIPATION. An associate eligible to participate in the 2004 SERP shall continue to be a Participant until the associate incurs a Termination of Employment, Disability, death or Retirement. Upon a Participant's Termination of Employment, Disability, death or Retirement, the Participant's Account shall be distributed in accordance with Article VII, contained herein.


                       ARTICLE IV - DISTRIBUTION ELECTIONS

         4.1. MODIFICATION OF DISTRIBUTION FORM. A Distribution Form which is properly completed and timely submitted shall remain in full force and effect until a new Distribution Form becomes effective in accordance with Section 7.6, contained herein. The Distribution Form will provide for the election by the Participant of the appropriate distribution method for his or her Account. In the event a Participant fails to submit an effective Distribution Form with the Employer, all distributions shall occur as a single lump sum distribution to the appropriate Participant or Beneficiary.


                       ARTICLE V - MAINTENANCE OF ACCOUNTS

         5.1. ACCOUNT. The Committee shall maintain on the Employer's books and records an Account for each Participant that shall be adjusted to reflect credits, service charges, and tax withholding under this Article V and distributions and forfeitures under Articles VI and VII. Such Account shall be established for each Participant. His or her Account shall be credited with the applicable Initial Credit, Annual Credit(s), Discretionary Credit(s) and interest rate earnings

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credited, as may be appropriate. Each Participant's Account shall be reduced by any distributions and forfeitures made plus any federal, state and/or local tax withholding and any social security withholding tax as may be required by law.

The Committee may, from time to time, assess reasonable service charges against all or any portion of the Participant's Account(s) to defray costs incurred by an Employer in connection with the implementation and administration of the 2004 SERP. Distributions under the 2004 SERP shall be charged against a Participant's Account on the date on which the distributions are made and forfeitures shall be charged on the date of Termination of Employment.

         5.2. INITIAL CREDIT. As of the first day of the initial Plan Year, the Account of each Old SERP Participant who is a Participant in the 2004 SERP on such date shall be credited with any applicable Initial Credit. The amount of any Initial Credit shall be communicated to the Participant prior to the Participant's entrance into the 2004 SERP. This Initial Credit will only be provided for the initial Plan Year.

         5.3. ANNUAL CREDIT. As of April 1, 2005 and April 1 of each subsequent Plan Year, and as of such other dates as the Committee may determine, the Account of a Participant may be credited with an Annual Credit(s). The Annual Credit credited to a Participant's Account for such Plan Year shall not exceed eleven percent (11%) of such Participant's Compensation for the immediately preceding calendar year. The Board of Directors of the Company shall retain the right to determine each Participant's Annual Credit percentage and to vary the Annual Credit percentage, from time to time, if it determines such variance is warranted by a change in the Company's financial condition. The amount of Annual Credit will be communicated to the applicable receiving Participant in the Plan Year of Account crediting. Nothing in this Plan, however, shall obligate the Company to make identical Annual Credit(s) for the benefit of all Participants in any Plan Year.

         5.4. DISCRETIONARY CREDIT. At its sole and absolute discretion, the Committee may elect to make a Discretionary Credit(s) to the Account of some or all of the Participants. The amount of such Discretionary Credit(s), if any, shall be determined by the Committee. Nothing in this Plan, however, shall obligate the Company to make Discretionary Credit(s) for the benefit of Participants in any Plan Year, nor to make identical Discretionary Credit(s) for the benefit of all Participants in any Plan Year. The Committee expressly reserves the right to make Discretionary Credit(s) to such Participants in such amount or such proportions as it deems warranted or appropriate.

         5.5. INTEREST RATE EARNING CREDITED. The Committee shall establish as of the first day of a Plan Year an annual rate of earnings to be applied to each Participant's Account for such Plan Year. The aforementioned rate established by the Committee shall be calculated utilizing the trailing ten (10) year average of ten (10) year Treasury bills plus or minus 150 basis points. Each basis point shall equal .01%. A Participant's Account shall be credited with an annual rate of earnings for the initial Plan Year, pursuant to this section, equal to 6.5%. Interest shall accrue daily, using the aforementioned rate as determined for the applicable Plan Year, and will be credited to a Participant's Account monthly.

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         5.6. PARTICIPANT STATEMENTS. A written statement indicating the total amount credited to a Participant's Account shall be furnished by the Committee to the Participant as frequently as Committee deems appropriate, but in no event shall statements be provided to Participant's less frequently than quarterly in each Plan Year. All statements shall be based on the net value of the Account as of the last day of the preceding quarter; to the extent such values are available to the Committee.


                        ARTICLE VI - VESTING AND FUNDING

         6.1. VESTED PERCENTAGE. A Participant shall at all times be vested in his or her Account in the following manner:

                  (a) INITIAL CREDIT - A Participant shall vest in those portions of his or her Account associated with the Initial Credit in the following manner:

                           i)       Upon entrance into the 2004 Plan, a
                                    Participant shall be 33.33% vested in his or her Account balance associated with the Initial Credit, and any earnings thereon.

                           ii) On March 31, 2005, a Participant shall be 66.66% vested in his or her Account balance associated with the Initial Credit, and any earnings thereon, if the Participant has completed one (1) Year of Service in 2004 and is an associate of an Employer on March 31, 2005.

                           iii) On March 31, 2006, Participant shall be 100% vested in his or her Account balance associated with the Initial Credit, and any earnings thereon, if Participant has completed one (1) Year of Service in 2005 and is an associate of an Employer on March 31, 2006.

                  (b) ANNUAL CREDIT - A Participant shall vest 100% in the portion of his or her Account associated with each Annual Credit on the third
(3rd) anniversary of the date such Annual Credit is credited to his or her Account. The Annual Credit vesting schedule and any modifications thereto, shall be communicated to the Participants as soon as administratively feasible. The portion of a Participant's Account that is not fully vested shall be forfeited on the date of the Participant's Termination of Employment. Notwithstanding the foregoing, Participant shall be 100% vested in the portion of his or her Account associated with Annual Credits upon the Participant's Retirement.

                  (c) DISCRETIONARY CREDIT. A Participant shall have a vested right to the portion of his or her Account associated with Discretionary Credit(s) to the extent determined by the Committee at the time any Discretionary Credit(s) is credited to the Account.

         6.2. ACCELERATION OF VESTING. The Committee, in its sole and absolute discretion, shall have the power to accelerate the rate of vesting of all or any portion of any Participant's

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Account provided, however, a Participant's Account shall become 100% vested upon a change in control (as defined in the Belk, Inc. 2000 Incentive Stock Plan or any successor to such plan) to the extent such vesting does not result in an excise tax on the Participant under Internal Revenue Code ss. 4999.

         6.3. PROHIBITION AGAINST FUNDING. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Each Participant and Beneficiary shall be required to look to the provisions of this 2004 SERP and to the Employer for enforcement of any and all benefits due under this 2004 SERP, and to the extent any such person acquires a right to receive payment under this 2004 SERP, such right shall be no greater than the right of any unsecured general creditor of the Employer.


                             ARTICLE VII - PAYMENTS

         7.1. DISTRIBUTION ELECTION. Each Participant shall designate on his or her Distribution Form the method of his or her Account distribution.

         7.2. PAYMENT OPTIONS UPON RETIREMENT.

                  (a) Account payments shall commence as soon as administratively feasible immediately after the Participant's Retirement, as defined in Section 2.18, but in no event shall such distribution commence later than ninety (90) days following Participant's Retirement. The Participant may elect any one (1) of the following forms of payment so long as the election is made in writing and delivered to the Committee at least one (1) year prior to the year in which the benefit payments commence.

                           (1) The normal form of payment of vested benefits
hereunder, and the form of payments to be used if no other election is made, shall be a single lump-sum distribution of the value of the vested portion of the applicable Participant's Account.

                           (2) A Participant entitled to a benefit hereunder may
elect to receive his or her Account in substantially equal annual installments over a period not to exceed fifteen (15) years.

                  (b) The amount of the substantially equal payments described above, and referenced in the 2004 SERP document herein, shall be determined by multiplying the Participant's Account by a fraction, the denominator of which in the first year of payment equals the number years over which benefits are to be paid, and the numerator of which is one (1). The amounts of the payments for each succeeding year shall be determined by multiplying the Participant's Account as of the applicable anniversary of the Participant's effective date of Retirement by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).

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                  (c) If a Participant's employment is terminated for any reason other than Retirement, such balance shall be distributed in accordance with
Section 7.3 of this Plan and applicable Distribution Form.

         7.3. COMMENCEMENT OF PAYMENT UPON DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT.

                  (a) Upon the death of a Participant, all amounts credited to his or her Account shall be 100% vested and paid, to Participant's Beneficiary or Beneficiaries in one (1) lump-sum payment, as soon as administratively feasible.

                  (b) Upon the Disability of a Participant, all amounts credited to his or her Account shall be 100% vested and paid to the Participant, in one
(1) lump-sum payment, as soon as administratively feasible.

                  (c) Upon the Termination of Employment of a Participant, other than through Retirement, death or Disability, all vested amounts credited to his or her Account shall be paid to the Participant in one (l) lump sum payment as soon as administratively feasible;

         7.4. MINIMUM DISTRIBUTION. Notwithstanding any provision to the contrary, if the vested balance of a Participant's Account at the time of a termination due to Retirement is less than $10,000, then the Participant shall be paid his or her benefits in one (1) lump sum payment as soon as administratively feasible following said Retirement.

         7.5. RIGHT OF COMPANY TO WITHHOLD. The Company shall have the right to withhold from any payments due under the 2004 SERP the amount of any federal, state or local taxes required by law to be withheld from such payments.

         7.6 CHANGES IN ELECTIONS. A Participant may change a prior election regarding the form of benefit to be paid by filing with the Committee, at least one (1) year prior to the year in which the benefit payments commence, a new properly completed Distribution Form electing a form of distribution made available under this 2004 SERP.

         7.7 BENEFICIARIES. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, trusts, foundations or other entities) as his Beneficiary under the 2004 SERP. Such designation shall be made on a Beneficiary Form prescribed by the Committee.

Each Participant may at any time and from time to time, change any previous Beneficiary designation, without notice to or consent of any previously designated Beneficiary, by amending his previous designation on a Beneficiary Form prescribed by the Committee.

If the Beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no Beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and, if none, the Participant's estate.

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If more than one person is the Beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable Beneficiary Form. If a Beneficiary of a deceased Participant dies before being paid the benefit to which he is entitled, all benefits that were payable to such Beneficiary shall then be payable to the estate of that Beneficiary.

         7.8 LOST BENEFICIARY.

                  (a) All Participants and Beneficiaries shall have the obligation to keep the Committee informed of their current address until such time as all benefits due have been paid.

                  (b) If a Participant or Beneficiary cannot be located by the Committee exercising due diligence, then, in its sole discretion, the Committee may take one (1) of the following actions:

                           (1) presume that the Participant or Beneficiary is
deceased for purposes of the 2004 SERP and all unpaid amounts (net of due diligence expenses) owed to the Participant or Beneficiary shall be paid pursuant to Section 7.7, herein above. Any such presumption of death shall be final, conclusive and binding on all parties; or

                           (2) if a Beneficiary cannot be so located, then such
amounts may be forfeited. Notwithstanding the foregoing, if any such Beneficiary is located within five (5) years from the date of any such forfeiture, such beneficiaries shall be entitled to receive the amount previously forfeited.


                    ARTICLE VIII - ADMINISTRATION AND CLAIMS

         8.1. ERISA PROVISIONS. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

                  (a) Named Fiduciary. The Company is hereby designated as the named fiduciary under this 2004 SERP. The named fiduciary shall have authority to control and manage the claims review under this 2004 SERP.

                  (b) Claim. A Participant, Beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant"), or his or her duly authorized representative, may file a written request for such benefit with the Executive Vice President-Human Resources of the Company (the "First Level Reviewer") setting forth his or her claim. Such claim must be addressed to the Executive Vice President - Human Resources of the Company, at its then principal place of business.

                  (c) Claim Decision. Upon receipt of a claim, the First Level Reviewer shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period. However, the First Level Reviewer may extend the reply period for an additional ninety (90) days for reasonable cause. If the reply period will be extended, the First Level Reviewer shall

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advise the Claimant in writing during the initial ninety (90) day period indicating the special circumstances requiring an extension and the date by which the First Level Reviewer expects to render the benefit determination. The First Level Reviewer has discretionary authority to determine a Claimant's eligibility for benefits and to interpret the terms of this Agreement.

         If the claim is denied in whole or in part, the First Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

                           (1) the specific reason or reasons for the denial;

                           (2) the specific references to pertinent Plan
provisions on which the denial is based;

                           (3) a description of any additional material or
information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

                           (4) appropriate information as to the steps to be
taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

                           (5) the time limits for requesting a review of the
denial under Subsection (d) hereof and for the actual review of the denial under Subsection (e) hereof.

                  (d) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Chairman-Belk, Inc. Employee Benefits Committee (the "Second Level Reviewer") review the First Level Reviewer's prior determination. Such request must be addressed to the Chairman-Belk, Inc. Employee Benefits Committee, at the Company's then principal place of business. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination. The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the First Level Reviewer in making its initial claims decision, (ii) was submitted, considered or generated in the course of the First Level Reviewer making its initial claims decision, without regard to whether such instrument was actually relied upon by the First Level Reviewer in making its decision or
(iii) demonstrates compliance by the First Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this 2004 SERP and that, where appropriate, the provisions of this 2004 SERP have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the First Level Reviewer's determination within such sixty (60) day period, he or she shall be barred and estopped from challenging such determination.

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                  (e) Review of Decision. Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Second Level Reviewer's receipt of a request for review, it will review the First Level Reviewer's prior determination. If special circumstances require that the sixty (60) day time period be extended, the Second Level Reviewer will so notify the Claimant within the initial sixty (60) day period indicating the special circumstances requiring an extension and the date by which the Second Level Reviewer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Second Level Reviewer extends the determination period on review due to a Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information. The Second Level Reviewer has discretionary authority to determine a Claimant's eligibility for benefits and to interpret the terms of this Agreement. Benefits under this Agreement will be paid only if the Second Level Reviewer decides in its discretion that the Claimant is entitled to such benefits. The decision of the Second Level Reviewer shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision of the Second Level Reviewer will be binding upon the Employer and the Claimant.

                  (f) If the Second Level Reviewer makes an adverse benefit determination on review, the Second Level Reviewer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

                  1.       the specific reason or reasons for the denial;

                  2. the specific references to pertinent Plan provisions on which the denial is based;

                  3. a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Second Level Reviewer in making its decision, (ii) was submitted, considered or generated in the course of the Second Level Reviewer making its decision, without regard to whether such instrument was actually relied upon by the Second Level Reviewer in making its decision or (iii) demonstrates compliance by the Second Level Reviewer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this 2004 SERP, and that, where appropriate, the provisions of this 2004 SERP have been applied consistently with respect to similarly situated claimants; and

                  4. a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.

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

                  A Claimant whose appeal has been denied under this Section 8.1 shall have the right to submit said claim to final and binding arbitration in the State of North Carolina pursuant to the rules of the American Arbitration Association. Any such requests for arbitration must be filed by written demand to the American Arbitration Association within sixty (60) days after receipt of the decision regarding the appeal. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party. The prevailing party shall recover as expenses all reasonable attorneys' fees incurred by it in connection with the arbitration proceeding or any appeals therefrom. This Article VIII is intended to comply with the ERISA claims regulations application to the Plan and is not intended to grant (and shall not grant) the Claimant any rights in addition to the minimum rights required to be granted under the applicable ERISA regulations.

                  (g) A Claimant shall not review his or her own claim for benefits. Such review shall be made by such person as the Chairman of the Board of Directors of the Company designates for this purpose.

         8.2 COMMITTEE. The Committee shall establish such rules and procedures for taking actions on behalf of the Plan as it deems necessary or appropriate from time to time. Further, to the extent the Committee is considering an action on behalf of a Participant who is a member of the Committee, such Participant shall not participate in such considerations and shall not vote on any matter specifically relating to him or her.


                           ARTICLE IX - MISCELLANEOUS

         9.1. AMENDMENT AND TERMINATION.

         (a)      Amendment

                  (1) Right to Amend. The Board of Directors of the Company, by written instrument, shall have the right to amend the 2004 SERP at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive the Participant or any Beneficiary(s) of a rights accrued hereunder prior to the date of the amendment, including the right to receive the payment of his or her benefit upon a benefit entitlement event.

                  (2) Amendment Required by Law. Notwithstanding anything to the contrary, the 2004 SERP Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Board of Directors of the Company, in order to ensure that the 2004 SERP is characterized as a non-tax-qualified plan of deferred supplemental retirement compensation maintained for members of a select group of management or highly compensated employees as described under Internal Revenue Code of 1986, as amended from time to time, ("Code") Section 451 and ERISA Sections 201(2), 301(a) (3) and 401 and to conform the 2004 SERP to the provisions and requirements of any applicable law (including ERISA and the Code).

         (b)      Termination

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                  The Board of Directors of the Company reserves the right, at any time, to terminate the Plan; provided however, that no such termination shall deprive the Participant or any Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the Participant shall become fully and immediately vested in his or her 2004 SERP benefit and the full amount of his or her 2004 SERP benefit shall become immediately distributable to the Participant or Beneficiary(s).

         9.2. NO CONTRACT OF EMPLOYMENT. The establishment of the 2004 SERP, any modification thereof, the creation of one or more Accounts, and/or the making of any payments under the 2004 SERP, shall not give any associate the right to remain in the service of any Employer, and all Participants and other associates shall remain subject to discharge to the same extent as if the 2004 SERP had never been adopted.

         9.3. TAX EFFECTS. None of the Company, any other Employer, the Committee or any other person, represents or guarantees that any particular federal, state or local tax consequences shall occur as a result of any Participant's participation in this 2004 SERP. Each Participant is encouraged to consult with his or her own advisors regarding the tax consequences of participation in this 2004 SERP.

         9.4. NONALIENATION OF BENEFITS. None of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor of such Participant or Beneficiary and, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments which the Participant or Beneficiary may expect to receive, contingently or otherwise, under the 2004 SERP, except the right of a Participant to designate a Beneficiary.

         9.5. PARTICIPANTS' RIGHTS UNSECURED. The 2004 SERP shall at all times be entirely unfunded. The claim of a Participant or Beneficiary to receive a distribution hereunder from any Employer shall at all times be a claim of a general and unsecured creditor of the Employer, and neither the Participant nor any Beneficiary shall have any right in or against any specific assets of any Employer.

         9.6. LIMITATION OF LIABILITY. The liability of the Employer and the Committee under this 2004 SERP shall be limited to the obligations expressly set forth in the 2004 SERP, and no term or provision of this 2004 SERP may be construed to impose any further or additional duties, obligations or costs on the Employer or the Committee not expressly set forth in the 2004 SERP.

         9.7. PAYMENTS TO MINORS, ETC. Any amount payable to or for the benefit of a minor, an incompetent person or any other person incapable of receipting thereof may be paid to such person's guardian, to any trustee or guardian holding assets for the benefit of such person, or to any person providing, or reasonably appearing to provide, for the care of such person, and such payment shall fully discharge the Committee and the Employer with respect thereto.

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

         9.8. NOTICES. Notices under the 2004 SERP shall be deemed to be sufficiently given if sent by first class, registered or certified mail addressed (i) to a Participant or Beneficiary at such person's last known address as set forth in the books and records of the Employer, or (ii) to the Company, Employer and the Committee at the principal offices of the Company.

         9.9. HEADINGS AND CAPTIONS. The headings and captions in the 2004 SERP are provided for convenience only and shall not be employed in the construction of the 2004 SERP.

         9.10. ENTIRE AGREEMENT. This 2004 SERP and any subsequently adopted amendments thereto shall constitute the entire agreement or contract between the Employer and the Participants and Beneficiaries regarding the 2004 SERP. No oral statement regarding the 2004 SERP may be relied upon by any Participant or Beneficiary.

         9.11. SEVERABILITY. If any term or provision of this 2004 SERP shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remaining terms and provisions hereof, and this 2004 SERP shall be construed and enforced as if such provision had not been included.

         9.12. THIRD PARTIES. Nothing expressed or implied in this 2004 SERP is intended or may be construed to give any person other than Participants and Beneficiaries any rights or remedies under the 2004 SERP.

         9.13. GOVERNING LAW. The laws of the State of Delaware applicable to agreements to be performed in the State of Delaware shall apply in determining the construction and validity of the 2004 SERP and all rights and obligations under the 2004 SERP, except to the extent such laws are preempted by federal law.

         9.14. CONSTRUCTION OF THE 2004 SERP. The Committee shall have sole discretionary authority to interpret the 2004 SERP and determine all questions arising in the administration, interpretation and application of the 2004 SERP. It shall endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances uniformly. The Committee's interpretations and determinations shall be final and binding on all persons. The Committee shall provide the Trustee, if applicable, with instructions regarding payments of benefits. The Committee shall provide directions to the Trustee, if applicable, with respect to valuations at dates other than valuation dates and all other matters when called for in the 2004 SERP or requested by the Trustee. The Committee may waive any period of notice required under the 2004 SERP.




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

         IN WITNESS WHEREOF, the Company has caused this Belk Inc., 2004 Supplemental Executive Retirement Plan to be executed by its duly authorized officer this 21st day of March, 2004.

                                 BELK, INC.

                                 By: Stephen J. Pernotto

                                 Its: Executive Vice President - Human Resources

















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

                                    EXHIBIT A
                                    EMPLOYER



      PARENT SUBSIDIARY GROUPS                                      FEDERAL ID #
      ------------------------                                      ------------
(1)   Belk, Inc. (Parent)                                            56-2058574

            Belk Stores Services, Inc. (sub)                         56-0616731

                  Belk Administration Company
                  (formerly Archdale Advertising Agency, Inc.
                  (sub of Belk Stores Services, Inc.)                56-0945905

            The Belk Center, Inc. (sub)                              56-0994215

            Belk International, Inc. (sub)                           56-1055129

            Belk-Simpson Company, Greenville, South Carolina (sub)   57-0122410

            United Electronic Services, Inc. (sub)                   54-1682897

            Belk National Bank (sub)                                 56-2130612


Note 1:  The following 2 entities are divisions of Belk Stores
         Services, Inc.:
            *     Belk Stores of Virginia LLC                        56-2060596
            *     Belk Accounts Receivable, LLC                  Not applied for

Note 2:  The following entities are divisions of Belk, Inc.
            *     Belk Gift Card Company LLC                     Not applied for
            *     BELK TEXAS LLC                                 Not applied for
            *     BELK TEXAS LP                                  Not applied for

Note 3:  The following entity is a division of Belk
         International, Inc.
            *     Belk Merchandising LLC                             27-0021953